Exhibit 23.  Consents of Experts and Counsel


                 CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Dravo Corporation:

We consent to incorporation by reference in registration statements Nos. 33-23632, 2-84462, 2-64137, 33-54179, 333-01689,
333-01691  and 333-07537 on Form S-8, No. 33-17356 on  Form  S-3,
Amendment No. 1 to No. 2-87555 on Form S-8/S-3, and No. 2-71993 on Form S-16 amended by Form S-3 of Dravo Corporation, of our reports dated January 22, 1997 relating to the consolidated balance sheets of Dravo Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, retained earnings, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996 which reports appear in, or are incorporated by reference in, the December 31, 1996 annual report on Form 10-K of Dravo Corporation. Our reports refer to the adoption of the methods of accounting for postemployment benefits prescribed by Statements of Financial Accounting Standards No. 112.



                                      /s/  KPMG PEAT  MARWICK LLP


Pittsburgh, Pennsylvania
March 26, 1997

                              23-1